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                                    Articles of Incorporation
                                               and
                              By-Laws of the Subsidiary Guarantors


              The following Articles of Incorporation and By-Laws are representative of the Articles and By-Laws of each of the Subsidiary Guarantors. The Articles and By-Laws of the remaining Subsidiary Guarantors do not differ in any material respect from those attached, except that the corporate purpose of the Subsidiary Guarantors listed below reads as follows, in lieu of the purposes set forth in the attached Articles of Incorporation:
"The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware."


Corporations with Alternative Purpose Statement
- -----------------------------------------------

EMPIREGAS TRANSPORTS, INC. (MISSOURI)        EMPIREGAS INC. OF KEMP
EMPIREGAS INC. OF ALBANY                     EMPIREGAS INC. OF TOLEDO
EMPIREGAS INC. OF BIG RAPIDS                 EMPIREGAS INC. OF WILKESBORO
EMPIREGAS INC. OF BOISE                      EMPIREGAS INC. OF HENDERSONVILLE
EMPIREGAS INC. OF BRANDON                    EMPIREGAS INC. OF NORTH CAROLINA
EMPIREGAS INC. OF BREMERTON                  EMPIREGAS INC. OF CREEDMOOR
EMPIREGAS INC. OF CENTERVILLE                EMPIREGAS INC. OF APEX
EMPIREGAS INC. OF CHARLOTTE                  EMPIREGAS INC. OF DURHAM
EMPIREGAS INC. OF CHASSEL                    EMPIREGAS INC. OF WARRENTON
EMPIREGAS INC. OF COLE CAMP
EMPIREGAS INC. OF COLEMAN
EMPIREGAS INC. OF CHETEK
EMPIREGAS INC. OF DURAND
EMPIREGAS INC. OF GAYLORD
EMPIREGAS INC. OF HERMISTON
EMPIREGAS INC. OF HIAWASSEE
EMPIREGAS INC. OF HORNICK
EMPIREGAS INC. OF JACKSON, MI
EMPIREGAS INC. OF KALAMAZOO
EMPIREGAS INC. OF MARQUETTE
EMPIREGAS INC. OF MARSHALL
EMPIREGAS INC. OF MEDFORD
EMPIREGAS INC. OF MUNISING
EMPIREGAS INC. OF MURPHY
EMPIREGAS INC. OF ONAWA
EMPIREGAS INC. OF SHELL LAKE
EMPIREGAS INC. OF SUSANVILLE
EMPIREGAS INC. OF ROCKY MOUNT
EMPIREGAS INC. OF THE DALLES
EMPIREGAS INC. OF TIPTON (IOWA)
EMPIREGAS INC. OF TRAVERSE CITY
EMPIREGAS INC. OF VASSAR
EMPIREGAS INC. OF WASHINGTON
EMPIREGAS INC. OF WAUKON
EMPIREGAS INC. OF WAYNESVILLE, NC
EMPIREGAS INC. OF WILMINGTON
EMPIREGAS INC. OF WILSON
EMPIREGAS INC. OF ZEBULON
EMPIREGAS INC. OF COLUMBIANA
GINCO GAS COMPANY, INC.


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                                    ARTICLES OF INCORPORATION

            The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Revised Code of Ohio, do hereby certify:

                                           ARTICLE ONE

            The name of the corporation is:  Empiregas Inc. of Mount Vernon

                                           ARTICLE TWO

            The address, including street and number, if any, of the corporation's initial registered office in this state is: 111 South Mulberry Street, Mount Vernon, Ohio 43050. The name of the Registered Agent is James
J. Cullers, Attorney at Law.


                                           ARTICLE THREE

            The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be:

            300 shares of which 300 shares of the par value of $100.00 each, amounting in the aggregate to $30,000.00. shall be common shares.

            The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights,if any, in respect of the shares of each class are as follows: None


                                           ARTICLE FOUR

            The number and class of shares to be issued before the corporation shall commence business, the consideration to be paid therefor and the capital with which the corporation will commence business are as follows:


            No. of                Consideration
            Shares      Class       to be paid        Par Value
            ------      -----     --------------      ---------

             300        Common      $30,000.00         $100.00


            The corporation will not commence business until consideration of the value of at least Five Hundred Dollars has been received for the issuance of shares.

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                                           ARTICLE FIVE

            The name and place of residence of each incorporator is as follows:

            NAME              STREET                  CITY
            ----              ------                  ----

Darrell Deputy, Jr.       Highway 5 South       Lebanon, Missouri  65536


ARTICLE SIX

            The number of directors to constitute the board of directors is three.


                                           ARTICLE SEVEN

            The duration of the corporation is perpetual.


                                           ARTICLE EIGHT

            The corporation is formed for the following purposes:

                                               1.

            To buy, sell, and deal in oil, gas, petroleum products and other minerals; to transport, transmit, convey and deliver oil, gas, petroleum products, and other minerals by means of pipe lines, tramways, railroads, trucks, tank wagons, tank cars, or other conveyances; and to build, construct, purchase, lease or otherwise acquire, maintain and operate pipe lines, tramways, railroads, tank cars, locomotives, pumping stations, power plants, and all other machinery, apparatus, and equipment necessary or incidental thereto, including the acquiring, by purchase, lease, or otherwise, of rights of way, easements, and lands necessary to the operation, installation, and maintenance thereof; and to do all things necessary to the business of buying, selling, dealing in, or transporting, transmitting, conveying and delivering oil, gas, petroleum products and other minerals.

                                               2.

            To manufacture, buy and in any manner acquire manufactured gas and to produce, drill for, buy and in any manner acquire natural gas, and to sell, transmit, store, refine, distribute, mix and in any manner use and dispose of natural and/or manufactured gas and their by-products and residual products for light, heat, fuel, power, industrial and all other purposes and to construct, purchase, lease and in any manner acquire, own, maintain, operate and sell, lease, mortgage and in any manner dispose of buildings, plants, pipe lines, mains, conduits, machinery, apparatus, appliances, materials, rights, franchises, ordinances and all such property as may be necessary, useful or convenient in the production, manufacture, drilling for, purchase, acquisition, storage, distribution, transmission,

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dealing in or sale of natural or manufactured gas or their by-products or residual products, and to manufacture, buy, lease, and acquire in any manner and to sell, lease, deal in and otherwise dispose of fixtures, lamps, stoves and all other apparatus, appliances and devices, tending directly or indirectly to promote the consumption of natural or manufactured gas or their by-products and residual products, or necessary, useful or convenient in connection with the production, accumulation, distribution or.use in any way of natural or manufactured gas or their byproducts or residual products.


                                               3.

            To produce, purchase or otherwise acquire, to sell or otherwise dispose of, and generally to trade and deal in, any and all kinds of chemicals, whether now known or hereafter to be discovered or created, ingredients, mixtures, derivatives and compounds thereof, products and by-products thereof, and any and all kinds of products, including fabricated products, of which any of the foregoing constitutes a part or an ingredient thereof or is used in the production thereof.


                                               4.

            To manufacture, purchase or otherwise acquire, to sell, lease or otherwise dispose of, and generally to trade and deal in, other personal property of every class and description.


                                               5.

            To acquire, and pay for in cash, property, stock, notes, debentures, bonds or other securities of the corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities, of any person, partnership, association, corporation or other enterprise.

                                               6.

            To acquire, hold, guarantee, sell, mortgage, pledge or otherwise dispose of or deal in any of the shares or other interests in, or obligations of, any person, partnership, association, corporation or other enterprise, public or private, regardless of the nature of the business in which such person, partnership, association, corporation or other enterprise is or may be engaged.


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                                               7.

            To purchase or otherwise acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trade-marks, trade names, concessions and formulae, of any nature whatsoever.


                                               8.

            To borrow or raise moneys for any of the objects or purposes of the corporation and, from time to time without limit, as to amount, to issue, sell, pledge or otherwise dispose of appropriate instruments to evidence such indebtedness, and to secure the payment thereof by mortgage or other lien upon the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired.


                                               9.

            To issue stock, bonds, debentures, notes, or other securities convertible into stock of any class or other securities of any kind of the corporation or bearing warrants or other evidence of optional rights to purchase or subscribe to stock of any class or other securities of any kind of the corporation.


                                               10.

            To make loans to any person, partnership, association, corporation or otherwise enterprise, either with or without security, in furtherance of the objects or purposes of the corporation.


                                               11.

            To assist the employees of the corporation or of any other enterprise in which the corporation either directly or indirectly owns an interest to acquire or lease homes and in that connection to acquire, hold, improve, lease, mortgage, sell or otherwise dispose of real property, and to make loans to such employees.


                                               12.

            To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when


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such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.


                                               13.

            To carry on any business whatsoever which the corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its property; to conduct its business in the State of Ohio,in other states, in the District of Columbia, in the territories and colonies of the United States, and in foreign countries; and to hold, purchase, mortgage and convey real and personal property, either in or out of the State of Ohio, and to have and to exercise all the powers conferred by the laws of Ohio upon corporations formed under the Act pursuant to and under which the corporation is formed.

                                          ARTICLE NINE

            The bylaws of the corporation may be altered, amended or repealed by action of the shareholders or the directors of the corporation at any regular or special meeting.

            IN WITNESS WHEREOF, the Articles of Incorporation have been signed this 30th Day of August, 1976.

                                                 /s/ Darrell Deputy, Jr.
                                                --------------------------
                                                Darrell Deputy, Jr.

STATE Of MISSOURI )
                     )  SS.
COUNTY OF LACLEDE )

            I, James H. Smith, a notary public, do hereby certify that on the 30TH DAY OF AUGUST, personally appeared before me, Darrell Deputy, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.

                                                      /s/ James H. Smith
                                                      ------------------

My Commission Expires:



- ----------------------

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                                              BYLAWS
                             EMPIREGAS INCORPORATED OF MOUNT VERNON

                                ARTICLE 1 - STOCKHOLDERS' MEETING


            SECTION 1: The annual meeting of the stockholders of the corporation shall be held each year commencing with the year 1976 on the third Tuesday in September if not a legal holiday and if a legal holiday than on the next regular day following at a time designated by the Board of Directors, at such place, either within or without this State, as may be fixed from time to time by the Board of Directors. Written notice of the annual meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting and said notice shall specify the time and place of the meeting.

            SECTION 2: Special meetings of the stockholders shall be held as called by the Board of Directors, or by the President, to be held at such place, either within or without this State, as may be fixed by the Board of Directors or by the President. Notice of the time and place of such special meetings shall be given to each stockholder of record of the corporation entitled to vote at such meeting, by mailing to such stockholder, at the address of such stockholder shown on the corporation records, at least five days prior to said meeting.

                                 ARTICLE II - BOARD OF DIRECTORS

            SECTION 1: The management and control of the business of the corporation shall be vested in a Board of Directors, consisting of three persons, who shall be elected at the annual meeting of the stockholders, for a term of one year, and who shall hold office until their successors are elected and qualified. Directors need not be stockholders. The Board of Directors may employ such agents as it deems advisable.

            SECTION 2: Any vacancies in the Board of Directors caused by resignation, death, or otherwise may be filled by the remaining directors, at a special meeting called for that purpose, or by the stockholders at any regular or special meeting held prior to the filling of such vacancy by the board as above provided. The person so chosen as director shall hold office until the next annual meeting of stockholders, or until his successor is elected and qualified.

                                ARTICLE II - DIRECTORS' MEETINGS

            SECTION 1: the Board of Directors of the corporation may hold meetings both regular and special either within or without this State.

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            SECTION 2:  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

            SECTION 3: Special meetings of the Board of Directors may be called at any time by the President, or, in his absence, by the Vice-President, or by any two directors. Notice of special meetings of the Board of Directors shall be given to each director by five days service of the same by telegram, letter or personally.

                                      ARTICLE IV - OFFICERS

            SECTION 1: The officers of the company shall consist of (1) a president, (2) at least one vice-president, (3) a secretary, (4) a treasurer and
(5) such additional offices as the Board of Directors may create by resolution, including, but not limited to, additional vice-presidents, assistant vice-presidents, assistant secretaries and assistant treasurers. Each officer shall be elected by the Board of Directors for one year at its first meeting after the annual meeting of shareholders, and each officer shall hold office until his successor is duly elected and qualified.

            The office of secretary and treasurer may be held by the same person. Any vacancies in office arising from death, resignation or otherwise may be filled by the Board of Directors at any regular or special meeting. The duties of the officers shall be such as are usually imposed upon such officials of corporations and as are required by law, and such as may be assigned to them, respectively, by the Board of Directors from time to time.


                                 ARTICLE V - AMENDMENT OF BYLAWS

            SECTION 1: These bylaws may be amended or repealed, or new bylaws maybe made and adopted, at any annual or special meeting of stockholders or by a vote of majority by the Board of Directors at a regular or special meeting of the Board.

                                                 /s/
                                                --------------------------
                                                President



(SEAL)


ATTEST:




/s/ Darrell Deputy, Jr.
- ------------------------
      Secretary